EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC. Direct subsidiaries of Spartan Stores, Inc.:
1.	SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC
2.	MARKET DEVELOPMENT, LLC Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development, LLC Jefferson Square (in IN) Market Street Plaza (in IN)
3.	SEAWAY FOOD TOWN, INC. (see this entity’s subsidiaries below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH) The Pharm (in OH)
4.	SPARTAN STORES ASSOCIATES, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC

Indirect subsidiaries of Spartan Stores, Inc.:

Subsidiaries of Seaway Food Town, Inc.
5.	SPARTAN STORES FUEL, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Fuel, LLC D&W Quick Stop Family Fare Quick Stop Glen’s Quick Stop VG’s Quick Stop
6.	FAMILY FARE, LLC (see this entity’s subsidiary below) Jurisdiction of Formation: Names under which business is conducted:

Michigan

Family Fare, LLC

Family Fare Pharmacy

Family Fare Supermarkets

Felpausch Food Center

Glen’s Markets

Glen’s Pharmacy

D&W Fresh Market

D&W Pharmacy

VG’s Food Center

VG’s Pharmacy

VG’s Food & Pharmacy

Dolven Pharmacy

Spartan Stores Pharmacy

Valu Land

Subsidiary of Family Fare, LLC:
7.	PREVO’S FAMILY MARKETS, INC. (see this entity’s subsidiary below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo’s Family Markets, Inc. D&W Fresh Market D&W Pharmacy Family Fare Pharmacy Family Fare Supermarket Felpausch Food Center Glen’s Markets Glen’s Pharmacy

Subsidiary of Prevo’s Family Markets, Inc.:
8.	MSFC, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC

Subsidiaries of Seaway Food Town, Inc.:
9.	THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc. The Pharm
10.	SPARTAN PROPERTIES MANAGEMENT, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Spartan Properties Management, Inc.
11.	VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)
12.	CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc.
13.	GRUBER’S REAL ESTATE, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber’s Real Estate, LLC

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